Exhibit 4.21

NEITHER THIS CONVERTIBLE PROMISSORY NOTE NOR ANY OF THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY FOREIGN JURISDICTION OR ANY STATE SECURITIES LAWS WITHIN THE UNITED STATES AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED UNLESS THERE IS A REGISTRATION STATEMENT EFFECTIVE UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS IN EFFECT COVERING THIS CONVERTIBLE PROMISSORY NOTE OR SUCH SECURITIES, AS THE CASE MAY BE, OR THERE IS AVAILABLE AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

CONVERTIBLE PROMISSORY NOTE

No. CN-2	Date of Issuance
US$118,194.57	November 22, 2016

FOR VALUE RECEIVED, Minn Shares Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of The Globe Resources Group, LLC (the “Holder”), the principal sum of US$118,194.57 (the “Principal Amount”), together with interest thereon from the date of issuance of this convertible promissory note (this “Note”). Interest will accrue at a simple rate of 12% per annum. Unless earlier converted into Conversion Shares (as defined below), the principal and accrued interest of this Note will be due and payable by the Company at any time on or after November 22, 2019 (the “Maturity Date”) at the Company's election or upon demand by the Holder. Capitalized terms not otherwise defined in this Note will have the meanings set forth in Section 3.1.

Background

WHEREAS, the Holder previously extended to the Company loans (the “Loans”) in the aggregate principal amount of $118,194.57 with interest accruing at 5% per annum (the “Loan Balance”); and

WHEREAS, the Company and the Holder desires to amend and restate the terms of the Loans by entering into this Note, which reflects the Loan Balance as of the date hereof.

NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, intending to be legally bound, the parties hereby agree as follows:

1.       Payment. All payments will be made in lawful money of the United States of America, in immediately available funds, by such method and at such place as the Holder may from time to time designate in writing to the Company. Payment of principal and interest will be credited first to accrued interest due and payable, with any remainder applied to principal. Prepayment of principal, together with accrued interest, may be made at any time without premium or penalty (subject to the provisions of Section 3 hereof).

2.       Security. This Note is a general unsecured obligation of the Company.

3.       Conversion. This Note will be convertible into Equity Securities pursuant to the following terms.

3.1       Definitions.

(a)       “Common Stock” means the Company's common stock, par value US $0.0001 per share.

(b)       “Conversion Shares” (for purposes of determining the type of Equity Securities issuable upon conversion of this Note) means:

(i)       with respect to a conversion pursuant to Section 3.2, shares of the Equity Securities issued in the Next Equity Financing;

(ii)      with respect to a conversion pursuant to Section 3.3, shares of the Equity Securities issued in the Corporate Transaction; and

(iii)     with respect to a conversion pursuant to Section 3.4, shares of Common Stock.

(c)       “Conversion Price” means (rounded to the nearest 1/100th of one cent):

(i)       with respect to a conversion pursuant to Section 3.2, the price per security issued in a Next Equity Financing;

(ii)      with respect to a conversion pursuant to Section 3.3, a conversion price that is equal to the enterprise value of the Company, as established by the consideration payable in the Corporate Transaction, so as to permit the Holder to receive the cash, securities or other property to which the Holder would be entitled in the Corporate Transaction on account of the Holder’s ownership of the Common Stock; and

(iii)     with respect to a conversion pursuant to Section 3.4, the quotient resulting from dividing (x) the Valuation Cap by (y) the Fully Diluted Capitalization immediately prior to such conversion.

(d)       “Corporate Transaction” means:

(i)       the closing of the sale, transfer or other disposition, in a single transaction or series of related transactions, of all or substantially all of the Company's assets;

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(ii)       the consummation of a merger or consolidation of the Company with or into another entity (except a merger or consolidation in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold a majority of the outstanding voting securities of the capital stock of the Company or the surviving or acquiring entity immediately following the consummation of such transaction); or

(iii)      the closing of the transfer (whether by merger, consolidation or otherwise), in a single transaction or series of related transactions, to a “person” or “group” (within the meaning of Section 13(d) and Section 14(d) of the Exchange Act), of the Company's capital stock if, after such closing, such person or group would become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the outstanding voting securities of the Company (or the surviving or acquiring entity).

For the avoidance of doubt, a transaction will not constitute a “Corporate Transaction” if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately prior to such transaction. Notwithstanding the foregoing, the sale of Equity Securities in a bona fide financing transaction will not be deemed a “Corporate Transaction.”

(e)       “Equity Securities” means (i) Common Stock; (ii) any securities conferring the right to purchase Common Stock; or (iii) any securities directly or indirectly convertible into, or exchangeable for (with or without additional consideration) Common Stock. Notwithstanding the foregoing, the following will not be considered “Equity Securities”: (A) any security granted, issued or sold by the Company to any director, officer, employee, consultant or adviser of the Company for the primary purpose of soliciting or retaining their services; (B) any convertible promissory notes (including this Note) issued by the Company; and (C) any SAFEs that have been issued by the Company.

(f)       “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(g)       “Fully Diluted Capitalization” means the number of issued and outstanding shares of the Company's capital stock, assuming the conversion or exercise of all of the Company's outstanding convertible or exercisable securities, including shares of convertible Preferred Stock and all outstanding vested or unvested options or warrants to purchase the Company's capital stock. Notwithstanding the foregoing, “Fully Diluted Capitalization” excludes: (A) any convertible promissory notes (including this Note) issued by the Company; (B) any SAFEs (as defined below) issued by the Company; and (C) any Equity Securities that are issuable upon conversion of any outstanding convertible promissory notes or SAFEs.

(h)       “Next Equity Financing” means any subsequent sales by the Company of its Equity Securities, in one or a series of related transactions, following the date of issuance of this Note from which the Company receives aggregate gross proceeds of not less than US$7,500,000.00 (excluding, for the avoidance of doubt, the aggregate principal amount of this Note).

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(i)       “Preferred Stock” means all series of the Company's preferred stock, whether now existing or hereafter created.

(j)       “SAFE” means any simple agreement for future equity (or other similar agreement) which is issued by the Company for bona fide financing purposes and which may convert into the Company's capital stock in accordance with its terms.

(k)       “Securities Act” means the Securities Act of 1933, as amended.

(l)       “Valuation Cap” means US$20,000,000.

3.2       Next Equity Financing Conversion. In the event that, at any time while this Note shall remain outstanding, a Next Equity Financing shall occur, the Holder, at its sole option, may elect in writing to convert the principal balance and unpaid accrued interest on this Note upon the closing of the Next Equity Financing. Notwithstanding the foregoing, the Company may, at its option, pay any unpaid accrued interest on this Note in cash at the time of conversion. The number of Conversion Shares the Company issues upon such conversion will equal the quotient (rounded down to the nearest whole share) obtained by dividing (x) the outstanding principal balance and unpaid accrued interest under this Note on the date of conversion by (y) the applicable Conversion Price. At least five (5) days prior to the closing of the Next Equity Financing, the Company will notify the Holder in writing of the terms of the Equity Securities that are expected to be issued in such financing. The issuance of Conversion Shares pursuant to the conversion of this Note will be on, and subject to, the same terms and conditions applicable to the Equity Securities issued in the Next Equity Financing.

3.3       Corporate Transaction Conversion. In the event of a Corporate Transaction prior to the conversion of this Note pursuant to Section 3.2 or Section 3.4 or the repayment of this Note, at the closing of such Corporate Transaction, the Holder may elect that either: (a) the Company will pay the Holder an amount equal to the sum of (x) all accrued and unpaid interest due on this Note and (y) the outstanding principal balance of this Note; or (b) this Note will convert into that number of Conversion Shares equal to the quotient (rounded down to the nearest whole share) obtained by dividing (x) the outstanding principal balance and unpaid accrued interest of this Note on the date of conversion by (y) the applicable Conversion Price.

3.4       Maturity Conversion. At any time on or after the Maturity Date, at the election of the Holder, this Note will convert into that number of Conversion Shares equal to the quotient (rounded down to the nearest whole share) obtained by dividing (x) the outstanding principal balance and unpaid accrued interest of this Note on the date of such conversion by (y) the applicable Conversion Price.

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3.5       Mandatory Conversion. In the event that, at any time while this Note shall remain outstanding, a conversion of the senior and junior debts of Titan CNG LLC represented by those certain promissory notes set forth on Exhibit A attached hereto (collectively, the “Debts”) shall occur, the entire outstanding principal amount and all interest accrued and unpaid on the Note shall automatically convert upon the full conversion of the Debts, with no further action by the Holder, on the same terms and conditions as those received by the holders of the Debts. For the avoidance of doubt, the Holder shall receive a conversion on the most favorable terms and conditions provided to any holder of the Debts. Notwithstanding anything to the contrary, this Section 3.5 shall be effective only as of the effective time of that certain Agreement and Plan of Securities Exchange by and among the Company, Titan CNG LLC and the Members of Titan CNG LLC identified therein, dated as of November 22, 2016.

3.6       Conversion Mechanism.

(a)       Financing Agreements. The Holder acknowledges that the conversion of this Note into Conversion Shares pursuant to Section 3.2 or Section 3.5 may require the Holder's execution of certain agreements relating to the purchase and sale of the Conversion Shares, as well as registration rights, rights of first refusal and co-sale, rights of first offer and voting rights, if any, relating to such securities (collectively, the “Financing Agreements”). The Holder agrees to execute all of the Financing Agreements in connection with a Next Equity Financing.

(b)       Certificates. As promptly as practicable after the conversion of this Note and the issuance of the Conversion Shares, the Company (at its expense) will issue and deliver a certificate or certificates evidencing the Conversion Shares (if certificated) to the Holder, or if the Conversion Shares are not certificated, will deliver a true and correct copy of the Company's share register reflecting the Conversion Shares held by the Holder. The Company will not be required to issue or deliver the Conversion Shares until the Holder has surrendered this Note to the Company (or provided an instrument of cancellation or affidavit of loss). The conversion of this Note pursuant to Section 3.2 and Section 3.3 may be made contingent upon the closing of the Next Equity Financing and Corporate Transaction, respectively.

4.       Representations and Warranties of the Company. In connection with the transactions contem plated by this Note, the Company hereby represents and warrants to the Holder as follows:

4.1       Due Organization; Qualification and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify or to be in good standing would have a material adverse effect on the Company.

4.2       Authorization and Enforceability. Except for the authorization and issuance of the Conversion Shares, all corporate action has been taken on the part of the Company and its officers, directors and stockholders necessary for the authorization, execution and delivery of this Note. Except as may be limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights, the Company has taken all corporate action required to make all of the obligations of the Company reflected in the provisions of this Note valid and enforceable in accordance with its terms.

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5.       Representations and Warranties of the Holder. In connection with the transactions contemplated by this Note, the Holder hereby represents and warrants to the Company as follows:

5.1       Authorization. The Holder has full power and authority (and, if an individual, the capacity) to enter into this Note and to perform all obligations required to be performed by it hereunder. This Note, when executed and delivered by the Holder, will constitute the Holder's valid and legally binding obligation, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors' rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

5.2       Purchase Entirely for Own Account. The Holder acknowledges that this Note is made with the Holder in reliance upon the Holder's representation to the Company, which the Holder hereby confirms by executing this Note, that this Note, the Conversion Shares, and any Common Stock issuable upon conversion of the Conversion Shares (collectively, the “Securities”) will be acquired for investment for the Holder's own account, not as a nominee or agent (unless otherwise specified on the Holder's signature page hereto), and not with a view to the resale or distribution of any part thereof, and that the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Note, the Holder further represents that the Holder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities. If other than an individual, the Holder also represents it has not been organized solely for the purpose of acquiring the Securities.

5.3       Disclosure of Information; Non-Reliance. The Holder acknowledges that it has received all the information it considers necessary or appropriate to enable it to make an informed decision concerning an investment in the Securities. The Holder further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities. The Holder confirms that the Company has not given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Securities. In deciding to acquire the Securities, the Holder is not relying on the advice or recommendations of the Company and has made its own independent decision that the investment in the Securities is suitable and appropriate for the Holder. The Holder understands that no federal or state agency has passed upon the merits or risks of an investment in the Securities or made any finding or determination concerning the fairness or advisability of this investment.

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5.4       Investment Experience. The Holder is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

5.5       Accredited Investor. The Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act and has delivered to the Company, a true, correct and completed form of the Investor Questionnaire attached hereto as Exhibit B. The Holder agrees to furnish any additional information requested by the Company or any of its affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Securities.

5.6       Restricted Securities. The Holder understands that the Securities have not been, and will not be, registered under the Securities Act or state securities laws, by reason of specific exemptions from the registration provisions thereof which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder's representations as expressed herein. The Holder understands that the Securities are “restricted securities” under U.S. federal and applicable state securities laws and that, pursuant to these laws, the Holder must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission (“SEC”) and registered or qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Holder acknowledges that the Company has no obligation to register or qualify the Securities for resale and further acknowledges that, if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Holder's control, and which the Company is under no obligation, and may not be able, to satisfy.

5.7       No General Solicitation. The Holder, and its officers, directors, employees, agents, stockholders or partners have not either directly or indirectly, including through a broker or finder solicited offers for or offered or sold the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502 of Regulation D under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act. The Holder acknowledges that neither the Company nor any other person offered to sell the Securities to it by means of any form of general solicitation or advertising within the meaning of Rule 502 of Regulation D under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

5.8       Residence. If the Holder is an individual, then the Holder resides in the state or province identified in the address shown on the Holder's signature page hereto. If the Holder is a partnership, corporation, limited liability company or other entity, then the Holder's principal place of business is located in the state or province identified in the address shown on the Holder's signature page hereto.

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6.       Events of Default; Remedies.

6.1       Events of Default. The occurrence of any of the following circumstances shall be an event of default (“Event of Default”):

(a)       The breach or default by the Company of any of its obligations under this Note.

(b)       The Company commences any case, proceeding or other action (i) under any existing or future law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Company makes a general assignment for the benefit of its creditors.

(c)       An involuntary petition is filed against the Company under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged or unbonded for a period of sixty (60) days.

(d)       The failure of the Company to timely file with the Securities Exchange Commission (the “SEC”) all such filings, reports information statements, forms, correspondences and schedules required to be filed by it pursuant to the Exchange Act (the “SEC Filings”), which results in the Company not being current with its SEC Filings.

6.2 Remedies. Upon the occurrence and during the continuance of an Event of Default, the Holder may, by written notice thereof provided to the Company, declare the entire outstanding principal amount and all interest accrued and unpaid on the Note to be, and the Note shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. No course of dealing on the part of the Holder nor any delay or failure on the part of the Holder to exercise any right shall operate as a waiver of such right or otherwise prejudice such holders’ rights, powers and remedies. In addition to the foregoing remedies, upon the occurrence of and during the continuance of any Event of Default, the Holder may elect to exercise any other right, power or remedy permitted by law, either by suit in equity or by action at law, or both.

7.       Miscellaneous.

7.1       Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Note will inure to the benefit of, and be binding upon, the respective successors and assigns of the parties; provided, however, that the Company may not assign its obligations under this Note without the written consent of the Holder. This Note is for the sole benefit of the parties hereto and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or will confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Note.

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7.2       Governing Law. This Note will be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).

7.3       Counterparts. This Note may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

7.4       Titles and Subtitles. The titles and subtitles used in this Note are included for convenience only and are not to be considered in construing or interpreting this Note.

7.5       Notices. All notices and other communications given or made pursuant hereto will be in writing and will be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by email or confirmed facsimile; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications will be sent to the respective parties at the addresses shown on the signature pages hereto (or to such email address, facsimile number or other address as subsequently modified by written notice given in accordance with this Section 7.5).

7.6       No Finder's Fee. Each party represents that it neither is nor will be obligated to pay any finder's fee, broker's fee or commission in connection with the transactions contemplated by this Note. The Holder agrees to indemnify and to hold the Company harmless from any liability for any commission or compensation in the nature of a finder's or broker's fee arising out of the transactions contemplated by this Note (and the costs and expenses of defending against such liability or asserted liability) for which the Holder or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold the Holder harmless from any liability for any commission or compensation in the nature of a finder's or broker's fee arising out of the transactions contemplated by this Note (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

7.7       Expenses. Each party will pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Note.

7.8       Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Note, the prevailing party will be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

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7.9       Entire Agreement; Amendments and Waivers. This Note constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof. Any term of this Note may be amended and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Holder. Any waiver or amendment effected in accordance with this Section 7.9 will be binding upon each future holder of this Note and the Company.

7.10       Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provisions will be excluded from this Note and the balance of the Note will be interpreted as if such provisions were so excluded and this Note will be enforceable in accordance with its terms.

7.11       Transfer Restrictions.

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE ACT.

7.12       Acknowledgment. For the avoidance of doubt, it is acknowledged that the Holder will be entitled to the benefit of all adjustments in the number of shares of the Company's capital stock as a result of any splits, recapitalizations, combinations or other similar transactions affecting the Company's capital stock underlying the Conversion Shares that occur prior to the conversion of this Note.

7.13       Further Assurances. From time to time, the parties will execute and deliver such additional documents and will provide such additional information as may reasonably be required to carry out the terms of this Note and any agreements executed in connection herewith.

7.14       Limitation on Interest. In no event will any interest charged, collected or reserved under this Note exceed the maximum rate then permitted by applicable law, and if any payment made by the Company under this Note exceeds such maximum rate, then such excess sum will be credited by the Holder as a payment of principal.

7.15       Officers and Directors not Liable. In no event will any officer or director of the Company be liable for any amounts due and payable pursuant to this Note.

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7.16       Approval. The Company hereby represents that its board of directors, in the exercise of its fiduciary duty, has approved the Company's execution of this Note based upon a reasonable belief that the principal provided hereunder is appropriate for the Company after reasonable inquiry concerning the Company's financing objectives and financial situation. In addition, the Company hereby represents that it intends to use the principal of this Note primarily for the operations of its business, and not for any personal, family or household purpose.

7.17       Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER REPRESENTS AND WARRANTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

[signature pageS follow]

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IN WITNESS WHEREOF, the Company has executed this Note as of the first date written above.

MINN SHARES INC.

By:	/s/ Richard E. Gilbert
Name:	Richard E. Gilbert
Title:	Chief Executive Officer

Address:

Minn Shares Inc.
1624 Harmon Place, Suite 210
Minneapolis, MN 55403
Attn: Chief Executive Officer

Email Address: re@lrj.net

Agreed to and accepted:

THE GLOBE RESOURCES GROUP, LLC

By:	/s/ Gerald E. O’Shaughnessy
Name: Gerald E. O’Shaughnessy
Title: Chairman
Address: 8301 E. 21st St. N., Suite 420
Wichita, KS 6702
Email Address:	cherry@ everdesk.com; and gos@everdesk.com

[Signature page to Convertible Note]

EXHIBIT A

Promissory Notes of Titan CNG LLC

Junior Notes

Holder	Issuance Date	Principal Amount
Alpeter Family Limited Partnership	01/01/2015	$263,338
Brian and Renae Clark	01/01/2015	$8,250
Falcon Capital LLC	01/01/2015	$140,645
Honour Capital Partners LP	01/01/2015	$56,015
John H Honour	01/01/2015	$42,805
James Jackson	01/01/2015	$176,221
Kirk Honour	01/01/2015	$127,108
Keith and Janice Clark	01/01/2015	$16,500
Steve and Jayne Clark	01/01/2015	$16,500

Senior Notes

Holder	Issuance Date	Principal Amount
Red Ocean Consulting, LLC	02/29/2016	$250,000
Thomas J. Abood Revocable Trust u/a dated August 17, 2012, as amended	02/29/2016	$250,000
James Jackson	02/29/2016	$14,117
Alpeter Family Limited Partnership	02/29/2016	$7,521
David M. Leavenworth	02/29/2016	$150,000
Bonita Beach Blues, Inc.	07/26/2016	$200,000
Red Ocean Consulting, LLC	09/26/2016	$150,000

EXHIBIT B

Investor Questionnaire